EXHIBIT 10.4

LOWRIE MANAGEMENT LLLP
1601 WEST EVANS AVENUE
DENVER, CO 80223
303-934-2424

May 13, 2002

Todd Mauer, Representative
Havair Realty LLP
7946 Pendleton Pike
Indianapolis, IN 46226

Via Facsimile: 317-571-9411

Todd,

Regarding the May 13, 2002 Purchase Agreement, Lowrie Management LLLP is hereby assigning its rights to purchase, under the contract to VCG Real Estate Holdings, Inc., a Colorado corporation. We will forward to you the minutes approving this and any other information you may need.

/s/ TROY LOWRIE
Troy Lowrie Lowrie Management LLLP

/s/ TROY LOWRIE
Troy Lowrie Director VCG Restaurant Concepts, Inc.

/s/ TROY LOWRIE
Troy Lowrie Director VCG Real Estate Holdings, Inc.

CC: Scott Vencil, AmFirst Bank
        Steve Mears